Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement ("Termination Agreement") is entered into as of June 30, 2011 (the "Effective Date"), between Baby Fox International, Inc., a Nevada corporation (“Client”), and Beijing AllStar Business Consulting, Inc., a People’s Republic of China registered corporation (“Consultant”). Client and Consultant are hereinafter referred to as the “Parties”.

WITNESSETH:

WHEREAS, the Parties entered into a certain Consulting Agreement dated May 18, 2007 (the “Original Consulting Agreement”) and subsequently amended and restated the Original Consulting Agreement into a certain Amended and Restated Consulting Agreement (the “Consulting Agreement”) as of April 28, 2008, pursuant to which Consultant agreed to render services to Client on a non-exclusive basis and on the terms and for the consideration specified herein Consulting Agreement.

WHEREAS, the Parties desire to terminate the Consulting Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the Parties hereto agree as follows:

1.       All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed to them in the Consulting Agreement.

2.       In consideration for the mutual release set forth herein, the Consulting Agreement shall terminate as of the Effective Date.

3.       Each party hereby releases the other party from all claims, demands, debts, liabilities, costs, expenses, including attorneys' fees, and causes of action of any kind whatsoever, known or unknown, which each party has or may have under the Consulting Agreement as of the Effective Date, including any registration rights of Consultant pursuant to Section 3.04 of the Consulting Agreement.

4.       This Termination Agreement may be executed in one or more counterparts each of which shall be deemed an original. This Agreement shall be governed by and construed in accordance with the laws of People’s Republic of China, without respect to its conflicts of law principles.

IN WITNESS WHEREOF, each of the Parties has caused this Termination Agreement to be signed and delivered by its duly authorized officer as of the date first written above.

BABY FOX INTERNATIONAL, INC.

By: /s/ Jieming Huang
Name: Jieming Huang
Title: Chief Executive Officer

BEIJING ALLSTAR BUSINESS CONSULTING, INC.

By:   /s/ Fred Chang
Name: Fred Chang
Title: President